Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the captions "Financial Highlights" in the Supplement to the Legg Mason Opportunity Trust Primary Class Prospectus, dated May 27, 2000, and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 2 to the Registration Statement (Form N-1A) (No. 333-88715) of Legg Mason Investment Trust, Inc., of our report dated February 2, 2000, included in the 1999 Annual Report to shareholders

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 24, 2000